UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 12, 2020

Scholar Rock Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

620 Memorial Drive, 2nd Floor, Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignations

On July 12, 2020, the Board of Directors (the “Board”) of Scholar Rock Holding Corporation (along with its subsidiary Scholar Rock, Inc., collectively, the “Company”) accepted the planned resignation of Nagesh K. Mahanthappa, Ph.D. as the Company’s President and CEO and from the Board effective as of August 1, 2020. Dr. Mahanthappa’s decision to resign was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. Following Dr. Mahanthappa’s resignation, he will remain a consultant to the Company through August 2021 as further described in Item 5.02(e) below.

Edward H. Myles resigned from the Board, including from his committee positions on the Compensation Committee and as chair of the Audit Committee, effective July 16, 2020 in connection with his employment as Chief Financial Officer and Head of Business Operations (“CFO”) of the Company. Mr. Myles’s decision to resign was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. As of July 16, 2020 the Audit Committee will be comprised of Michael Gilman, as Audit Committee chair, Kristina Burow, and Amir Nashat. As of July 16, 2020 the Compensation Committee will be comprised of Kristina Burow, as Compensation Committee chair, David Hallal, and Akshay Vaishnaw.

(c)

President & CEO Transition

On July 12, 2020, the Board approved the appointment of Tony Kingsley as President and CEO, effective August 1, 2020. From July 14, 2020 to July 31, 2020, Mr. Kingsley will serve as the CEO Elect of the Company in connection with the leadership transition. Mr. Kingsley will also remain a member of the Board.

Mr. Kingsley was most recently President and Chief Executive Officer of Taris Bio, prior to its acquisition by Janssen Pharmaceuticals at the end of 2019. Prior to Taris, he served as President and Chief Operating Officer of The Medicines Company. From 2010 to 2015, Mr. Kingsley led global commercial operations at Biogen, Inc. as Executive Vice President. Prior to Biogen, he held leadership roles in the medical device industry, including senior vice president and general manager of the gynecological surgical products business at Hologic, Inc. and division president, diagnostic products at Cytyc Corporation (now part of Hologic, Inc.), and was also a partner at McKinsey & Company. He received a BA in government from Dartmouth College and an MBA from Harvard Business School.

In connection with his employment with the Company as CEO Elect effective July 14, 2020, and as President and Chief Executive Officer effective August 1, 2020, and pursuant to the terms of his employment agreement (the “Kingsley Agreement”), Mr. Kingsley will receive an initial annual base salary of $520,000. Mr. Kingsley will also be eligible for an annual cash bonus with an annual incentive target of 50% of his annual base salary based upon achievement of certain individual performance goals and/or company performance goals established by the Company. Achievement of the goals will be determined in the discretion of the Board.

Mr. Kingsley is also eligible to participate in the employee benefit plans available to the Company’s employees, subject to the terms of those plans. The new employment agreement provides that, in the event that his employment is terminated by the Company without “cause” or by him for “good reason,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 12 months of base salary and prorated incentive compensation, payable on the Company’s normal payroll cycle if such termination is not in connection with a “change in control,” provided, that Mr. Kingsley does not breach certain restrictive covenants set forth in his employment agreement, or (y) 18 months if such termination is in connection with a “change in control” within 18 months of such “change in control” (a “CIC Termination”), plus 1.5 times his annual target bonus he would have been entitled to receive in the fiscal year of such termination and (ii) reimbursement of COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Kingsley had he remained employed with the Company for up to (x) 12 months following termination if such termination is not in connection with a “change in control” or (y) 18 months if such termination is a CIC Termination. In addition, upon a CIC Termination by the Company without “cause” or he resigns for “good reason,” all time-based stock options and other time-based stock-based awards held by Mr. Kingsley will accelerate and vest immediately.

On July 16, 2020 (the “Grant Date”) the Board granted to Mr. Kingsley an option to purchase up to 429,684 shares of the Company’s common stock (the “Kingsley Equity Grant”) pursuant to the Company’s 2018 Stock Option and Incentive Plan (the “Plan”). The exercise price per share of the Kingsley Equity Grant is equal to the closing price per share of the Company’s common stock on the NASDAQ Global Market on the Grant Date. The Kingsley Equity Grant will vest over four years, with 25% vesting on the first anniversary of July 14, 2020 and the remainder vesting in twelve quarterly installments over the remaining three years.

Mr. Kingsley will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its executive officers. This agreement will supersede his existing indemnification agreement with the Company, which he entered into in connection with being a director.

CFO Appointment

On July 16, 2020, the Board announced the appointment of Edward H. Myles as the CFO of the Company. In connection with his employment with the Company as CFO effective July 16, 2020, and pursuant to the terms of his employment agreement (the “Myles Agreement”), Mr. Myles will receive an initial annual base salary of $430,000. Mr. Myles will also be eligible for an annual cash bonus with an annual incentive target of 40% of his annual base salary based upon achievement of certain individual performance goals and/or company performance goals established by the Company. Achievement of the goals will be determined in the discretion of the Compensation Committee of the Board.

Mr. Myles is also eligible to participate in the employee benefit plans available to the Company’s employees, subject to the terms of those plans. The Myles Agreement provides that, in the event that his employment is terminated by the Company without “cause” or by him for “good reason,” subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to (x) 9 months of base salary and prorated incentive compensation, payable on the Company’s normal payroll cycle if such termination is not in connection with a “change in control,” provided, that Mr. Myles does not breach certain restrictive covenants set forth in his employment agreement, or (y) if such termination is in connection with a “change in control” within 18 months of such “change in control,” 1 times the sum of his annual base salary plus his annual target bonus he would have been entitled to receive in the fiscal year of such termination and (ii) reimbursement of COBRA premiums for health benefit coverage for him and his immediate family in an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Myles had he remained employed with the Company for up to (x) 9 months following termination if such termination is not in connection with a “change in control” or (y) 12 months if such termination is a CIC Termination. In addition, upon a CIC Termination by the Company without “cause” or he resigns for “good reason,” all time-based stock options and other time-based stock-based awards held by Mr. Myles will accelerate and vest immediately.

On the Grant Date, the Board granted to Mr. Myles an option to purchase up to 250,000 shares of the Company’s common stock (the “Myles Equity Grant”) pursuant to the Plan. The exercise price per share of the Myles Equity Grant is equal to the closing price per share of the Company’s common stock on the NASDAQ Global Market on the Grant Date. The Myles Equity Grant will vest over four years, with 25% vesting on the first anniversary of the Grant Date and the remainder vesting in twelve quarterly installments over the remaining three years.

Mr. Myles has served as a director of the Company since November 2018. Mr. Myles most recently served as Chief Financial Officer and Chief Operating Officer of AMAG Pharmaceuticals, Inc. (“AMAG”) from January 2020 to July 2020. He served as Executive Vice President and Chief Financial Officer of AMAG from April 2016 to January 2020. Prior to joining AMAG, from June 2013 to April 2016, he served as Chief Financial Officer at Ocata Therapeutics, Inc. (“Ocata”) before it was acquired by Astellas Pharma, Inc. While at Ocata, Mr. Myles also served as Executive Vice President of Corporate Development from June 2013 to July 2014, interim President from January 2014 to July 2014, and Chief Operating Officer from July 2014 to April 2016. His prior leadership positions include Chief Financial Officer and Vice President of Operations at PrimeraDx, Inc. from November 2008 to June 2013, Senior Vice President and Chief Financial Officer of Pressure BioSciences, Inc. from April 2006 to November 2008 and Controller of EMD Pharmaceuticals (now EMD Serono, a part of Merck KGaA) from 2003 to 2006. Earlier in his career, Mr. Myles was an associate in the healthcare investment banking group at SG Cowen Securities Corporation, and was a senior associate in the audit practice of Coopers & Lybrand LLP from 1993 to 1997. Mr. Myles holds a Master of Business Administration from John M. Olin School of Business at Washington University and Bachelor of Science in Business Administration from the University of Hartford.

Mr. Myles will enter into an indemnification agreement with the Company consistent with the form of the existing indemnification agreement entered into between the Company and its executive officers. This agreement will supersede his existing indemnification agreement with the Company, which he entered into in connection with being a director.

(e)

On July 16, 2020, the Company entered into a Consulting Agreement (the “Mahanthappa Agreement”) with Nagesh K. Mahanthappa, Ph.D., the Company’s President and CEO, which sets forth the terms of Dr. Mahanthappa’s continued services as the Company’s scientific advisor starting August 1, 2020.

Pursuant to the Mahanthappa Agreement, Dr. Mahanthappa will provide consulting services to the Company as a scientific advisor for twelve months commencing August 1, 2020. Dr. Mahanthappa will receive a monthly retainer fee of $42,916.67, payable monthly in arrears and pro-rated for any partial month of services. Provided that Dr. Mahanthappa remains engaged as an independent contractor to the Company as of December 31, 2020, he will receive a performance bonus for calendar year 2020, to be paid no later than March 15, 2021, the amount of which shall be based on Dr. Mahanthappa’s current bonus target amount of $257,500 as adjusted based on the Company’s 2020 corporate objectives, as determined by the Board. Dr. Mahanthappa will also be able to elect COBRA continuation coverage to the extent that he is eligible. Dr. Mahanthappa’s existing equity awards will continue to vest throughout his term as a scientific advisor, subject to the terms of the applicable equity award agreements and the Plan. The Mahanthappa Agreement also contains standard confidentiality, general release, and non-competition provisions, including Dr. Mahanthappa’s existing obligations to the Company.

The compensation disclosures for Mr. Kingsley and Mr. Myles are included in Item 5.02(c) hereto and are incorporated by reference herein.

The above summaries are not complete and are qualified in their entirety by the Kingsley Agreement, the Myles Agreement and the Mahanthappa Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 14, 2020, the Company issued a press release announcing Mr. Kingsley’s appointment and Dr. Mahanthappa’s decision to resign from the role of President & CEO effective August 1, 2020. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K. On July 16, 2020, the Company issued a press release announcing the appointment of Mr. Myles and his resignation from the Board. A copy of this press release is furnished as Exhibit 99.2 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, by and between Scholar Rock, Inc. and Tony Kingsley, dated July 14, 2020

10.2	Employment Agreement, by and between Scholar Rock, Inc. and Edward H. Myles, dated July 14, 2020

10.3	Consulting Agreement, by and between Scholar Rock, Inc. and Nagesh K. Mahanthappa, dated July 16, 2020

99.1	Press Release issued by Scholar Rock Holding Corporation dated July 14, 2020

99.2	Press Release issued by Scholar Rock Holding Corporation dated July 16, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: July 16, 2020	By:	/s/ Junlin Ho
Junlin Ho
SVP, Head of Legal